Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2025 Financial Results
Sales of $140.1 million
TTM Adjusted EBITDA of $51.0 million
Project Concord on Track to Deliver International Business Turnaround
GARDEN CITY, NY, May 8, 2025 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2025.
Rob Kay, Lifetime's Chief Executive Officer, commented, “Our first quarter sales were slightly down from the 2024 comparable period, however we saw a decrease in gross margin largely due to customer and product mix. The topline was impacted by the mass channel where we saw declines across the majority of product categories, which is reflective of the entire product category. This was caused by a combination of slower retail sales and over inventory at key mass retailers towards the end of the fourth quarter coupled with a slowdown in ordering patterns in response to tariff fueled trade concerns whereby retailers slowed incentives as a hedge against future anticipated challenges related to higher priced goods resulting from tariffs. Overall, sales for the quarter were in line with expectations as the declines in mass were offset by gains in e-commerce, the dollar channel and in the club channel. In response to a slowdown in consumer demand related to the macro environment, we have tightened controls of variable expenses within our control which will be impactful in the second half of this year.
Reflecting further on the current economic environment and looking towards the future, it is apparent that uncertainty may continue to impact the economic outlook for the foreseeable future. Across the board and within the consumer products industry, companies are bracing for further economic headwinds and tariff ambiguity, implementing actions and honing focus on what can be controlled. This is already evident in our actions. Aligned with this focus, we expect to complete the move of the majority of our manufacturing out of China to other countries such as Malaysia, Indonesia, Vietnam, Cambodia, India and Mexico by the end of 2025, which is designed to provide geographic diversity and insulate Lifetime from exposure to China or any one country.
Despite the undeniably uncertain present conditions, we have our sights on the future as we navigate this environment. We believe there is significant upside for companies that position themselves appropriately. Accordingly, we believe that our defensive positioning provides us with the ability to secure Lifetime’s future.”
First Quarter Financial Highlights:
Consolidated net sales for the three months ended March 31, 2025 were $140.1 million, representing a decrease of $2.1 million, or 1.5%, as compared to net sales of $142.2 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased by $2.0 million, or 1.4%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended March 31, 2025 was $50.6 million, or 36.1%, as compared to $57.5 million, or 40.5%, for the corresponding period in 2024.
Selling, general and administrative expenses for the three months ended March 31, 2025 were $31.5 million, a decrease of $8.0 million, or 20.3%, as compared to $39.5 million for the corresponding period in 2024. Selling, general and administrative expenses for the current period includes a net legal settlement gain of $6.4 million.
Income from operations was $1.1 million, as compared to $1.8 million for the corresponding period in 2024.

Adjusted loss from operations(1) was $(0.9) million, as compared to adjusted income from operations of $5.7 million for the corresponding period in 2024.
Net loss was $(4.2) million, or $(0.19) per diluted share, as compared to net loss of $(6.3) million, or $(0.29) per diluted share, in the corresponding period in 2024.
Adjusted net loss(1) was $(5.3) million, or $(0.25) per diluted share, as compared to adjusted net loss(1) of $(3.2) million, or $(0.15) per diluted share, in the corresponding period in 2024.
Adjusted EBITDA(1) was $51.0 million for the trailing twelve months ended March 31, 2025.
Liquidity as of March 31, 2025 was $89.6 million, consisting of $10.4 million of cash and cash equivalents, $63.2 million of availability under the ABL Agreement, limited by the Term Loan financial covenant, and $16.0 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Full Year 2025 Guidance & Investor Day
Due to the shifting macro environment, the Company has made the decision to not provide financial guidance for the Full Year 2025. The Company currently believes Project Concord, management's comprehensive plan to propel growth and streamline the cost structure of our International operations, remains on track to improve financial results in the International segment.
The Company previously disclosed its plans to host an Investor Day in the fall, which it has decided to pause on hosting for the time being.
Conference Call
The Company has scheduled a conference call for Thursday, May 8, 2025 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-877-451-6152 (U.S.) or 1-201-389-0879 (International).
A live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1714409&tp_key=fede4d1c38
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 13752967. The replay of the webcast will be available for one year.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income (loss) from operations, adjusted net loss, adjusted diluted loss per common share and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$140,085	$142,242
Cost of sales	89,448	84,695
Gross margin	50,637	57,547
Distribution expenses	18,070	16,181
Selling, general and administrative expenses	31,468	39,536
Income from operations	1,099	1,830
Interest expense	(4,915)	(5,614)
Mark to market loss on interest rate derivatives	(527)	(174)
Loss before income taxes and equity in losses	(4,343)	(3,958)
Income tax benefit (provision)	142	(210)
Equity in losses, net of taxes	—	(2,092)
NET LOSS	$(4,201)	$(6,260)
BASIC LOSS PER COMMON SHARE	$(0.19)	$(0.29)
DILUTED LOSS PER COMMON SHARE	$(0.19)	$(0.29)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,375	$2,929
Accounts receivable, less allowances of $13,861 at March 31, 2025 and $14,093 at December 31, 2024	105,710	156,743
Inventory	210,053	202,408
Prepaid expenses and other current assets	14,467	11,488
TOTAL CURRENT ASSETS	340,605	373,568
PROPERTY AND EQUIPMENT, net	15,481	15,049
OPERATING LEASE RIGHT-OF-USE ASSETS	56,914	59,571
INTANGIBLE ASSETS, net	179,197	183,527
OTHER ASSETS	2,396	2,595
TOTAL ASSETS	$594,593	$634,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$4,926	$4,891
Accounts payable	45,524	60,029
Accrued expenses	57,839	70,848
Income taxes payable	491	830
Current portion of operating lease liabilities	15,403	15,145
TOTAL CURRENT LIABILITIES	124,183	151,743
OTHER LONG-TERM LIABILITIES	16,023	15,955
INCOME TAXES PAYABLE, LONG-TERM	706	706
OPERATING LEASE LIABILITIES	53,305	56,740
DEFERRED INCOME TAXES	5,665	5,601
REVOLVING CREDIT FACILITY	39,328	42,693
TERM LOAN	129,707	130,949
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2025 and December 31, 2024; shares issued and outstanding: 22,414,005 at March 31, 2025 and 22,155,735 at December 31, 2024	224	222
Paid-in capital	281,211	280,566
Accumulated deficit	(37,736)	(32,550)
Accumulated other comprehensive loss	(18,023)	(18,315)
TOTAL STOCKHOLDERS’ EQUITY	225,676	229,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$594,593	$634,310

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(4,201)	$(6,260)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,698	4,939
Amortization of financing costs	704	739
Mark to market loss on interest rate derivatives	527	174
Operating leases, net	(556)	(455)
Provision for doubtful accounts	704	195
Stock compensation expense	1,062	807
Equity in losses, net of taxes	—	2,092
Changes in operating assets and liabilities
Accounts receivable	50,832	41,119
Inventory	(6,324)	(1,566)
Prepaid expenses, other current assets and other assets	(3,345)	3,159
Accounts payable, accrued expenses and other liabilities	(28,038)	(34,359)
Income taxes payable	(352)	(71)
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,711	10,513
INVESTING ACTIVITIES
Purchases of property and equipment	(1,573)	(600)
NET CASH USED IN INVESTING ACTIVITIES	(1,573)	(600)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	88,894	51,484
Repayments of revolving credit facility	(93,363)	(70,822)
Repayments of term loan	(1,875)	—
Payments for finance lease obligations	(11)	(7)
Payments of tax withholding for stock based compensation	(416)	(1,028)
Cash dividends paid	(996)	(1,026)
NET CASH USED IN FINANCING ACTIVITIES	(7,767)	(21,399)
Effect of foreign exchange on cash	75	(64)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,446	(11,550)
Cash and cash equivalents at beginning of period	2,929	16,189
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,375	$4,639

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended March 31, 2025:

	Quarter Ended				Twelve Months Ended March 31, 2025
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
	(in thousands)
Net (loss) income as reported	$(18,167)	$344	$8,918	$(4,201)	$(13,106)
Loss on equity securities	14,152	—	—	—	14,152
Income tax (benefit) provision	(57)	1,507	1,671	(142)	2,979
Interest expense	5,157	5,834	5,603	4,915	21,509
Depreciation and amortization	4,894	6,408	6,073	5,698	23,073
Mark to market loss (gain) on interest rate derivatives	82	928	(718)	527	819
Stock compensation expense	1,037	1,042	1,034	1,062	4,175
Legal settlement gain, net(1)	—	—	—	(4,578)	(4,578)
Acquisition related expenses	641	210	143	—	994
Warehouse redesign expenses(2)	35	662	249	—	946
Adjusted EBITDA(3)	$7,774	$16,935	$22,973	$3,281	$50,963
(1) For the twelve months ended March 31, 2025, legal settlement gain, net included a net settlement of $6.4 million, and adjusted for legal fees incurred from March 2, 2018 through March 31, 2025 of $1.8 million.
(2) For the twelve months ended March 31, 2025, the warehouse redesign expenses were related to the U.S. segment.
(3) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude loss on equity securities, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, stock compensation expense, legal settlement gain, net and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net loss and adjusted diluted loss per common share (in thousands -except per share data):

	Three Months Ended March 31,
	2025	2024
Net loss as reported	$(4,201)	$(6,260)
Adjustments:
Acquisition intangible amortization expense	4,365	3,778
Legal settlement gain, net	(6,400)	—
Acquisition related expenses	—	95
Warehouse redesign expenses(1)	—	18
Mark to market loss on interest rate derivatives	527	174
Income tax effect on adjustments	395	(998)
Adjusted net loss(2)	$(5,314)	$(3,193)
Adjusted diluted loss per common share(3)	$(0.25)	$(0.15)
(1) For the three months ended March 31, 2024, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2025 excludes acquisition intangible amortization expense, a legal settlement gain, net, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3)Adjusted diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 21,592 and 21,377 for the three month period ended March 31, 2025 and 2024, respectively. The diluted weighted-average shares outstanding for the three months ended March 31, 2025 and 2024 do not include the effect of dilutive securities.

Adjusted (loss) income from operations (in thousands):
	Three Months Ended March 31,
	2025	2024
Income from operations	$1,099	$1,830
Adjustments:
Acquisition intangible amortization expense	4,365	3,778
Legal settlement gain, net	(6,400)	—
Acquisition related expenses	—	95
Warehouse redesign expenses(1)	—	18
Total adjustments	(2,035)	3,891
Adjusted (loss) income from operations(2)	$(936)	$5,721
(1) For the three months ended March 31, 2024, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted loss from operations for the three months ended March 31, 2025 excludes acquisition intangible amortization expense, and a legal settlement gain, net. Adjusted income from operations for the three months ended March 31, 2024, excludes acquisition intangible amortization expense, acquisition related expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$128,510	$130,480	$(1,970)	$128,510	$130,452	$(1,942)	$28	(1.5)%	(1.5)%	—%
International	11,575	11,762	(187)	11,575	11,598	(23)	164	(0.2)%	(1.6)%	(1.4)%
Total net sales	$140,085	$142,242	$(2,157)	$140,085	$142,050	$(1,965)	$192	(1.4)%	(1.5)%	(0.1)%
(1) “Constant Currency” is determined by applying the 2025 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.